EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We consent to the incorporation by reference in this registration statement of Kaye Group Inc., on Form S-8 of our report dated February 27, 1997, on our audits of the consolidated financial statements and financial statement schedules of Kaye Group Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.




                                                    Coopers & Lybrand L.L.P.


New York, New York
March 6, 1998